EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Valassis Communications, Inc. on Form S-8 of our report dated February 9, 2000 (February 29, 2000 as to Note 8), appearing in the Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Detroit, Michigan
November 22, 2000